EXHIBIT 10.14(k)

SECOND AMENDMENT
TO THE
EMBARQ SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Embarq Corporation (the “Company”) established the Embarq Supplement Executive Retirement Plan effective as of May 17, 2006, as most recently amended and restated effective January 1, 2009, and as subsequently further amended (the “Plan”); and

WHEREAS, Sections 7.1 and 8.9 of the Plan provide that the Board of Directors of the Company (the “Board”) may, in its sole discretion, amend the Plan; and

WHEREAS, by action dated November 15, 2011, the Board of Directors of Embarq Corporation delegated its amendment authority with regard to the Plan to the CenturyLink Plan Design Committee; and

WHEREAS, the CenturyLink Plan Design Committee wishes to amend the Plan in order to clarify certain provisions therein and make certain other changes;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                      Effective November 15, 2011, the definition of “Committee” in Section 2.1 of the Plan (“Definitions”) is hereby amended in its entirety to read as follows:

“Committee” means the CenturyLink Employee Benefits Committee.

2.                                      Effective January 1, 2011, Section 5.4 of the Plan (“Form of Payment”) is hereby amended in its entirety to read as follows:

5.4          Form of Payment.

(a)                                 Default Form of Payment.  Subject to the exceptions under Section 5.4(c), benefits payable to a Participant under the Plan shall be distributed as follows:

(i)                                     If the Participant does not make a timely election (as described under subsection (ii) below), then such benefits shall be payable in the form of an annuity for the Participant’s life, or

(ii)                                  if the Participant so elects, in the form of a Qualified Joint and Survivor Annuity, using the actuarial factors for conversion, as provided under the Qualified Pension Plan as of the date of the Participant’s election. Such election must be made by the Participant in writing and will only be effective if it is received by the Committee at least 30 days before the Participant’s Benefit Commencement Date;

provided, however, that the election as to the form of payment of a Participant who was a participant in the Sprint Supplemental Executive Retirement Plan immediately prior to the Effective Date will apply to any benefits paid under this Plan, unless a subsequent election to change the form of payment is made.

(b)                                 Form of Payment of Vested Enhanced Benefit.  Notwithstanding anything in the Plan to the contrary, if the Participant is receiving payment of his or her Vested Benefit in the form of an annuity at the time he or she becomes entitled to an Enhanced Benefit, the Vested Enhanced Benefit shall be paid in the same form as the Vested Benefit then being paid.

(c)                                  Exception to Default Form of Payment — Lump Sum Payment.

(i)                                     Notwithstanding Section 5.4(a) and subject to Section 5.4(c)(ii):

(A)                               If the actuarial equivalent of the present value of a Participant’s Vested Benefit hereunder is valued at not more than two times the limit on the amount of contributions permitted under Section 402(g) of the Code on the date of such Participant’s Separation from Service, the Company shall pay the equivalent actuarial value of such Vested Benefit in a lump sum on the 180th day after the Participant’s Separation from Service with an Employer.

(B)                               Subject to Section 5.4(b), if the actuarial equivalent of the present value of a Participant’s Vested Enhanced Benefit, if any, is valued at not more than two times the limit on the amount of contributions permitted under Section 402(g) of the Code on the later of (i) first day of the 25th month following such Participant’s Separation from Service with the Employer or (ii) first day of the month coincident with or next following the Participant’s 55th birthday, as applicable, the equivalent actuarial value of such Vested Enhanced Benefit shall be paid in a lump sum in accordance with Section 5.1(b) above.

(ii)                                  Notwithstanding Section 5.4(a):

(A)                               If the actuarial equivalent of the present value of the Participant’s Vested Benefit hereunder is valued at not more than one time the limit on the amount of contributions permitted under Section 402(g) of the Code on May 1, 2009, the Company shall pay the equivalent actuarial value of such Vested Benefit in a lump sum on May 1, 2009.

(B)                               Subject to Section 5.4(b), if the actuarial equivalent of the present value of a Participant’s Vested Enhanced Benefit hereunder is valued at not more than one time the limit on the amount of contributions permitted under Section 402(g) of the Code on the first day of the 25th month following such Participant’s Separation from Service with the Employer, the Company shall pay the equivalent actuarial value of such Vested Enhanced Benefit in a lump sum within 60 days after the first day of the 25th month following such Participant’s Separation from Service with the Employer.

(d)                                 For purposes of this Section 5.4, such actuarial equivalent amount shall be determined in the same manner that the amount of an involuntary cash out distribution is computed under the Qualified Pension Plan. The payment of a lump sum amount under this Section 5.4 shall be a complete discharge of any obligations to such individual and his or her beneficiaries hereunder.

3.                                      Effective January 1, 2011, a new Section 5.5 (“Limitation of Actuarial Adjustments”) is hereby added to the Plan and shall in its entirety read as follows:

5.5                               Limitation of Actuarial Adjustments.  Notwithstanding any Plan provision to the contrary, in no event shall there be an actuarial adjustment of a Participant’s Vested Benefit or Enhanced Benefit if the Benefit Commencement Date is after the Participant’s attainment of age 65.

4.                                      Effective January 1, 2011, Exhibit 4 to the Plan is hereby amended in its entirety to read as follows:

Exhibit 4

Equivalent Actuarial Value of a Vested Enhanced Benefit if (i) the Participant Separates from Service due to an Involuntary Termination without Cause, whether or not such Participant has attained age 55, (ii) the Participant has a Vested Benefit in accordance with Section 4.2 of the Plan and (iii) the sum of

Participant’s age and years of Credited Service equal at least 75 as of the end of the period during which severance is actually paid:

Age When Benefits Begin	Percentage of Benefits
55	75.0
56	77.5
57	80.0
58	82.5
59	85.0
60	87.5
61	90.0
62	92.5
63	95.0
64	97.5
65 or older	100.0

5.                                      Effective November 15, 2011, Section 7.1 of the Plan (“Amendment”) is hereby amended in its entirety to read as follows:

7.1                               [Reserved.]

6.                                      Effective November 15, 2011, Section 8.9 of the Plan (“Amendments”) is hereby amended in its entirety to read as follows:

8.9                               Amendments. The Board or its authorized delegate may amend this Plan in its sole discretion. Any such amendment shall be effective at such date as the Board or its authorized delegate may determine, except that no such amendment, other than an amendment of a minor nature or permitted in accordance with the terms of the trust, if any, described in Section 8.4, may apply to any period prior to the announcement of the amendment.

7.                                      Effective November 15, 2011, Section 8.10 of the Plan (“Plan Termination”) is hereby amended in its entirety to read as follows:

8.10                        Plan Termination. The Board or its authorized delegate may at any time terminate this Plan in whole or in part in which case no further benefits shall accrue hereunder with respect to any affected Participant. If an Employer ceases to be a Subsidiary of the Company, the participation in this Plan of all Participants employed by that Employer will terminate and no further benefits for such Participants shall accrue hereunder. There shall be no acceleration of any benefits payable under this Plan upon termination of the Plan, except as permitted under Section 409A of the Code.

8.                                      Except as amended above, each and every provision of the Plan, as it previously may have been amended, shall remain in full force and effect without change or modification.

9.                                      Any inconsistent provision of the Plan shall be read to be consistent with this Amendment and its purposes.

10.                               The Effective Date of each item of this Amendment shall be as indicated as indicated above.

Signature in Counterparts. The undersigned agree to be bound by their telecopied signatures and agree that the Company may rely on their telecopied signatures.  This Resolution may be executed in multiple counterparts which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned, being all of the members of the CenturyLink Plan Design Committee, hereby approve, adopt and execute this Amendment on this                  day of December, 2011.

CENTURYLINK PLAN DESIGN COMMITTEE

By:		By:
	Charles Wheeler, Chair		G. Clay Bailey, Member
Title:	Sr. Vice President, Human Resources	Title:	Sr. Vice President, Treasurer

By:		By:
	Joseph Osa, Member		Marina Pearson, Member
Title:	Vice President, Human Resources, Labor	Title:	Vice President, Human Resources, Compensation & Benefits

By:
Mark Stites, Member
Title:	Vice President, Legal